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                               Power of Attorneys
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                                POWER OF ATTORNEY
                                       FOR
                       SECURITIES AND EXCHANGE COMMISSION
                               AND RELATED FILINGS

                        --------------------------------

         The undersigned Officer of SIFE Trust Fund (the "Trust") hereby appoints JULIE ALLECTA, MITCHELL E. NICHTER and DAVID A. HEARTH (with full power to each of them to act alone), his attorney-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statement of the Trust on Forms N-1A and N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration statement and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders rulings or filings of proxy materials. The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned Officer hereby executes this Power of Attorney as of this 30th day of November, 1999.


/s/ Sam Marchese
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Sam Marchese
President & CEO, SIFE Trust Fund